SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AG Mortgage Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-5254382
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th Floor New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172656

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

AG Mortgage Investment Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Common Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-172656), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.

Item 2.	Exhibits

Exhibit No.	Description

3.1	Form of Amended and Restated Articles of Incorporation of AG Mortgage Investment Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Amended and Restated Bylaws of AG Mortgage Investment Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 25, 2011	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ Jonathan Lieberman
Jonathan Lieberman
President